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                                                                   EXHIBIT 10.05
                          CONTRACT OF SALE AND OPTION

     THIS CONTRACT OF SALE AND OPTION ("Contract") is made this 29TH day of SEPTEMBER, 1995 by and between MCDONOGH SCHOOL, INCORPORATED, a Maryland Corporation, (the "Seller") and TRP SUBURBAN SECOND, INC. a Maryland Corporation, (the "Buyer").

                                    RECITALS

     A. Seller is the owner of certain real property located in Baltimore County, Maryland known as Parcel 3 A of the Owings Mills Corporate Campus containing thirty-two (32) acres, more or less, which is more particularly described in EXHIBIT A attached as part of this Contract (the "Property").

     B. Seller has granted to Buyer an option to purchase the Property from the Seller, pursuant to an Option Agreement dated June 30, 1995 (the "Option Agreement") which option Buyer desires to exercise through the execution and delivery of this Contract.

     C. Seller has agreed, if Buyer exercises its option to purchase the Property, to provide road access and utilities to the Property.

     D. Buyer desires to purchase the Property for the purpose of constructing office buildings and related improvements thereon.

     E. Seller has the option to purchase certain additional property containing thirty-eight (38) acres, more or less, known as Parcel 3 B in the Owings Mills Corporate Campus and has agreed, at the election of the Buyer and for the consideration hereinafter set forth, to exercise its option in such manner as to cause Parcel 3 B to be conveyed to Buyer.

     NOW, THEREFORE, in consideration of a mutual covenants and promises of the parties, the parties hereto agree as follows:

     1. PURCHASE AND SALE. Seller agrees to sell the Property to Buyer and Buyer agrees to purchase the Property from Seller upon the terms and subject to the covenants and conditions hereinafter set forth.

     2. PURCHASE PRICE. The purchase price for the Property is a sum of Seven Million Six Hundred Thousand Dollars ($7,600,000) subject to the credit hereinafter set forth.

          2.1 CREDIT AGAINST PURCHASE PRICE. In connection with the sale and future development of the Property, Seller may be required by Baltimore County to make, or pay for, certain off-site improvements to Painters Mill Road including the construction of acceleration/deceleration lanes and the installation of a traffic light at the intersection of Painters Mill and Lyons Mill Roads. At such time as the cost of these improvements (which shall not include any items specified in Section 9 hereof except the Painters Mill Road improvements) are finally determined, Seller shall submit to Buyer

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documentation of the required improvements and the cost thereof.  To the extent that the cost is less than Two Hundred Thousand Dollars ($200,000), Seller shall credit the amount by which Two Hundred Thousand Dollars ($200,000) exceeds the actual cost against the purchase price at settlement, or if the cost is not determined until after settlement, shall deliver a check in that amount to Buyer within fifteen (15) days after the actual costs have been determined. The provisions of this Section 2.1 shall survive settlement and the conveyance of the Property.

     3. TERMS OF PAYMENT. The purchase price shall be paid by Buyer to Seller as follows:

          3.1. The sum of Fifty Thousand Dollars ($50,000) shall be paid by Buyer to Seller concurrently with Buyer's execution of this Contract. Additional sums of Seventy-five Thousand Dollars ($75,000.00) each shall be paid thirty (30) and sixty (60) days, respectively, from the date of this Contract. These sums, together with all amounts paid by Buyer to Seller under the Option Agreement, shall constitute the Deposit. The Deposit, unless otherwise specified herein, shall be applied toward the purchase price due at settlement. Any interest earned on the Deposit shall be the property of Seller and shall not be applied to the purchase price.

          3.2. BALANCE OF PURCHASE PRICE. The entire unpaid balance of the purchase price shall be paid by Buyer to Seller at settlement by certified or cashier's check or by wire transfer.

     4.   ENTRY ONTO PROPERTY.

          4.1. RIGHT TO ENTER. Buyer shall have the right, so long as this Contract remains in effect, to enter upon the Property to make all inspections and investigations of the condition of the Property which Buyer may deem necessary, including, but not limited to, soil borings, percolation tests, engineering, environmental and topographical studies and investigation of zoning and availability of utilities, all of which inspections and investigations shall be undertaken at Buyer's sole cost and expense. Such entry shall be upon twenty-four (24) hours prior oral or written notice or such lesser notice (but not less than eight (8) hours) as Buyer is able to give based upon the scheduling request of parties performing the work. Buyer shall at its sole cost and expense promptly fill any holes or test pits and repair any damage it has caused to the Property.

          4.2. LIABILITY INSURANCE. Prior to any entry upon the Property for the purpose of conducting the inspections and tests described in this Section 4.1., Buyer shall furnish to Seller a certificate of insurance for the liability insurance policy carried by Buyer or parties engaged by Buyer to perform such inspections and tests. Such policy shall evidence liability insurance in an amount reasonably satisfactory to Seller and shall name Seller as an additional insured.



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          4.3. INDEMNIFICATION.  Buyer hereby agrees to indemnify and hold
Seller harmless against any claims, demands and liability, including attorney's fees, for non-payment for services rendered to Buyer, for construction liens, or for damage to property or for injury or death to persons arising out of Buyer's investigation of or entries onto the Property. The provisions of this Section 4.3 shall survive settlement.

     5.   TITLE.

          5.1. CONDITION OF TITLE. Good and merchantable fee simple title to the Property shall be conveyed by Seller to Buyer at settlement subject to no liens, encumbrances or restrictions except those shown on the title report submitted by Buyer to Seller upon exercise of its option to purchase the Property (and such other liens, encumbrances and restrictions as are consented to by Buyer) but subject to the Declaration of Covenants and Restrictions referred to in Section 5.2 hereof.

          5.2. DECLARATION OF COVENANTS AND RESTRICTIONS. A Declaration of Covenants and Restrictions in the form attached hereto as EXHIBIT B (the "Declaration"), shall be recorded among the Land Records of Baltimore County prior to the recording of a deed to Buyer.

     6.   SETTLEMENT.

          6.1. TIME AND PLACE OF SETTLEMENT. Settlement pursuant to this Contract shall be held in Baltimore, Maryland, at such time, in such place and on such date as the parties may establish to their mutual convenience, but in any event no later than December 29, 1995. In the event the parties fail to agree mutually upon a date, time and/or place, as aforesaid, settlement shall be held on said December 29, 1995 at the offices of Ober, Kaler, Grimes & Shriver, 120 E. Baltimore Street, Baltimore, Maryland 21202. In connection herewith, Buyer undertakes and agrees to provide Seller, or cause Seller to be provided, at least three (3) days prior to closing, with a pro forma settlement statement prepared by Buyer's settlement agent, indicating all charges to be paid, and all sums to be received, by Seller in connection with the closing.

          6.2. PRORATIONS. All taxes, general and special, and all other public or governmental charges or assessments against the Property which are payable or may be paid in annual installments (including metropolitan district, sanitary commission or other benefit charges, assessments, liens or encumbrances for sewer, water, drainage or public improvements completed or commenced on, prior to, or subsequent to the date of this Contract) shall be prorated between Seller and Buyer as of the date of settlement and paid thereafter by Buyer, whether or not such assessments or charges have been levied as of the date of settlement. Said prorations shall be effected on the basis of the latest available tax bills and other applicable statements and on the basis of thirty (30) day months.



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          6.3. EXPENSES OF SETTLEMENT.  Other than as provided in Section
6.4, all closing or settlement costs, other than fees of Seller's attorneys, shall be paid by Buyer, including but not limited to:

               6.3.1. The full cost of securing the title insurance policy referred to herein together with any endorsements thereto or other title insurance required by Buyer.

               6.3.2. The cost of preparing and recording the deed or other instrument required to convey title to the Property to Buyer.

               6.3.3 All costs, fees and expenses incident to Buyer's financing of the Property, including, but not limited to, the preparation and recording of loan documents, any loan origination fees, credit reports, fire and casualty insurance premiums, mortgage service and loan inspection fees.

          6.4. All State and County recordation and transfer taxes payable upon recordation of the deed shall be borne one-half by Seller and one-half by Buyer. Any agricultural transfer tax shall be paid by Seller.

     7. DELIVERY OF DEED. At settlement, upon payment of the purchase price in the manner set forth in Section 3, Seller, at Buyer's expense, shall execute and deliver to Buyer a deed containing covenants of special warranty and further assurances, by which fee simple title to the Property shall be conveyed to Buyer, subject to the Declaration referred to in Section 5.2 hereof and any exceptions in Buyer's title report. If so requested by Seller, Buyer hereby undertakes and agrees to join in the execution of said deed for the purpose of incorporating therein the covenants, conditions, restrictions and provisions set forth in the Declaration, and Buyer's assumption thereof and agreement to be bound thereby.

     8. AMENDMENT OF LEASE BETWEEN SELLER AND TRP SUBURBAN, INC.. TRP Suburban, Inc. is an affiliate of Buyer and is the Tenant under a land lease dated April 17, 1990 from Seller, as Landlord, of Lot 7 in the Owings Mills Corporate Campus (the "Lease"). The undertakings set forth herein as to the Lease are a material part of the consideration for this Contract.

          8.1. AMENDMENT OF LEASE. At settlement under this Contract, Seller agrees to execute and Buyer agrees to cause TRP Suburban, Inc. to execute a Second Amendment to Lease in the form attached hereto as EXHIBIT C.

          8.2. CONTINGENT PAYMENT FOR LEASE EXTENSION. In the event that Buyer is deemed to have "exited" the Property on or before ten (10) years from the date of settlement under this Contract, Buyer shall pay to Seller, within fifteen (15) days of exiting the Property, the sum of Two Hundred Thousand Dollars ($200,000) in consideration for the extension of the term of the Lease contained in the Second Amendment to Lease. For all purposes of this Contract, Buyer shall have been deemed to have exited the Property upon the occurrence of the following event:


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               Buyer or its permitted assigns shall not be occupying (which term shall not include occupancy by an unrelated sub-lessee) the entire building leased from Seller on Lot 7 in the Owings Mills Corporate Campus unless it is occupying all of a building owned by it and containing at least One Hundred Fourteen Thousand (114,000) gross square feet of floor area on the Property.

     9. SELLER'S DEVELOPMENT OBLIGATIONS. Seller shall undertake the following actions in connection with the conveyance of the Property in the preparation of the Property for Buyer's development:

          9.1. MAIN ENTRANCE. Seller shall construct a formal main entrance with associated signage at the intersection of Painters Mill and Lyons Mill Roads together with an entrance road constructed to Baltimore County specification of approximately 500 feet dividing the Property from Parcel 3 B and providing access to Painters Mill Road from the Property and Parcel 3 B.

          9.2. PUBLIC WATER. Seller shall extend public water to the Property at the entrance road set forth in Section 9.1 hereof. Seller shall be entitled to any rebates from Baltimore County in connection with the extension of the water line.

          9.3. SANITARY SEWER. Seller shall extend sanitary sewer to the rear of the Property from the Horsehead Branch interceptor.
Seller shall be entitled to any rebates from Baltimore County in connection with the extension of the sanitary sewer.

          9.4. PAINTERS MILL ROAD IMPROVEMENTS. If required by Baltimore County, Seller shall provide or pay for acceleration and deceleration lanes on Painters Mill Road in connection with the main entrance and the secondary entrance to the Property and a traffic light at the intersection of Painters Mill and Lyons Mill Roads. Such work shall be completed in conformance with Baltimore County requirements.

          9.5. TIME FOR COMPLETION. Seller's responsibilities under Sections 9.1., 9.2., 9.3. and 9.4. shall be completed by Seller within ten (10) months of the date of settlement on the Property. If Seller, acting diligently, is unable to complete such items to the reasonable satisfaction of Buyer within such ten (10) month period, Seller shall have an additional two (2) months to complete any such item. If any of such items are not completed by one year from the date of settlement on the Property, Buyer may complete any such item, and the reasonable cost thereof shall be the responsibility of Seller.

          9.6. SUBDIVISION PLAT. Prior to settlement, Seller shall cause to be prepared, in cooperation with Buyer, and shall file a subdivision plat constituting the property as a separate conveyable lot pursuant to Baltimore County requirements.

          9.7. STORM WATER. Seller shall permit Buyer to discharge storm water into the existing pond lying to the east of the Property and shall

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grant Buyer a storm water easement leading from the Property to the pond at a location satisfactory to Seller and Buyer. Seller shall have no other obligations to Buyer in connection with storm water management.

          9.8. NO OTHER OBLIGATIONS. Except as specifically set forth above and except for Seller's obligation to cooperate with Buyer as set forth in
Section 10 hereof, Seller shall have no other obligations in connection with the development of the Property.

     10.  BUYER'S DEVELOPMENT OBLIGATIONS.

          10.1. DEVELOPMENT EXPENSES.  Except as expressly set forth in
Section 9 hereof, Buyer shall be responsible for all costs and expenses in connection with its proposed development of the Property. Without limiting the generality of the foregoing, Buyer shall obtain all necessary state and county approvals and permits at its own cost and expense. Seller agrees, at the sole risk and expense of Buyer, to cooperate in executing applications and other documents necessary in connection with such approvals.

          10.2. UTILITY HOOK-UP AND METER CHARGES. All costs of connecting any improvements constructed by Buyer on the Property to utility service mains, conduits or lines located within or contiguous to the boundaries of the Property, or on beds of streets, rights of way and/or easement areas bordering the Property shall be at the sole cost and expense of and shall be paid by Buyer.

     11. CONDEMNATION. If at any time prior to settlement, any proceeding shall be commenced for the taking of all of the Property or any material portion thereof, for public or quasi public use pursuant to the power of eminent domain, Seller shall furnish Buyer written notice of any proposed condemnation within fifteen (15) days after Seller's receipt of written notification thereof but in no event later than the date of settlement. In such event, (a) the Buyer may terminate this Contract in writing within fifteen (15) days following receipt of such notice and the Deposit shall be promptly returned to Buyer, or (b) the transaction as contemplated hereby and settlement shall progress as herein provided without reduction of the purchase price, Buyer shall have the right to participate in the negotiation of any condemnation awards or other compensation for taking, and Seller shall assign to Buyer any and all awards and other compensation for such taking to which it would be otherwise entitled as owner of the Property and Seller shall convey the portion of the Property, if any, which remained after the taking.

     12.  DEFAULT.

          12.1. BUYER'S DEFAULT. In the event that this transaction fails to close due to a default on the part of Buyer, Seller shall have the right to terminate the Contract and retain the Deposit as liquidated damages, in which event the parties shall be released from any and all liability under this Contract and under the Option Agreement, except as otherwise expressly provided herein or therein. The foregoing shall be Seller's sole remedy in

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the event of Buyer's default hereunder, Seller hereby waiving and relinquishing any other rights or remedies, including but not limited to, any right to seek or receive any other monetary damages, except to the right of indemnification under Section 4.3.

          12.2. SELLER'S DEFAULT. In the event that this transaction fails to close due to a default on the part of Seller, Buyer shall have the right to either (i) terminate the Contract and receive back the Deposit and all amounts paid to Seller under the Option Agreement, in which event the parties shall be released from any and all liability under this Contract and under the Option Agreement, except as otherwise expressly provided herein or therein, or (ii) seek specific performance of Seller's obligations hereunder, plus Buyer's reasonable expenses and Attorneys' Fees arising from such action. The foregoing shall be Buyer's sole remedies in the event of Seller's default hereunder, Buyer hereby waiving and relinquishing any other rights or remedies, including but not limited to, any right to seek or receive any other monetary damages.

     13. BUYER'S RIGHT TO PURCHASE PARCEL 3 B. Parcel 3 B in the Owings Mills Corporate Campus as shown on EXHIBIT A consists of thirty-eight (38) acres of land more or less of which Twenty-five and 7/10 (25.7) acres more or less (the "Prochazka Portion") are owned by Frances D. H. Prochazka and Alexander M. Prochazka (together with the survivor and the personal representative of the survivor, the "Prochazkas") and the balance (the "McDonogh Portion") is owned by Seller. Seller is Optionee under an Option Agreement dated December 10, 1986 from the Prochazkas, as optionors (the "Prochazka Option"), a copy of which is attached hereto as EXHIBIT D, by which Seller is given the option to purchase Thirty-one and 33/100 (31.33) acres of land more or less owned by the Prochazkas (the "Prochazka Property"), which includes the Prochazka Portion, subject to all of the provisions of the Prochazka Option including the right of the Prochazkas to lease back three (3) acres of land containing the residence, gardens and cemetery as long as either of them occupy the residence on the Prochazka Portion. The Prochazka Option is exercisable by Seller within thirty (30) days after receiving notice from the Prochazkas that the option must be exercised or thirty (30) days after Seller receives notice of the death of the survivor of the Prochazkas. As a material part of the consideration for this Contract, Seller agrees, at the election of the Buyer, made at a time that Buyer has not "exited" the Property as that term is defined in Section
8.2 hereof, to convey all of Parcel 3 B to Buyer on the following terms and conditions:

          13.1. EXERCISE OF RIGHT TO PURCHASE PARCEL 3 B. Within three (3) business days after Seller receives notice that the Prochazka Option is exercisable, Seller shall give Buyer written notice of the date by which the Prochazka Option must be exercised and the latest date on which settlement on the Prochazka Property must be held, and Buyer shall exercise its right to acquire all of Parcel 3 B by notice in writing to Seller given not later than sixty (60) days following the date that Buyer receives notice from Seller that the Prochazka Option is exercisable. Such notice shall be accompanied

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by a copy of a title report on Parcel 3 B obtained by Buyer which indicates a state of title which Buyer is willing to accept. Seller will not impose on Parcel 3 B any title encumbrances during such time as Buyer has the option to purchase Parcel 3 B as provided in this Agreement and continuing until closing if Buyer exercises such option.

          13.2. PURCHASE PRICE. For a period of eighteen (18) months from the date of settlement on the Property, the purchase price for Parcel 3 B shall be an amount per acre equal to the amount per acre actually paid by Buyer for the Property as set forth in Section 2 hereof.

          13.3. ADJUSTMENTS TO PURCHASE PRICE.

               13.3.1 SETTLEMENT ON PARCEL 3 B WITHIN TEN YEARS OF DATE OF SETTLEMENT ON THE PROPERTY. Commencing on the date which is eighteen (18) months from the date of settlement on the Property, and continuing on each anniversary of that date which occurs within ten (10) years from the date of settlement on the Property, the purchase price shall be increased by four percent (4%) per annum, compounded annually, provided that settlement on Parcel 3 B is held not later than ten (10) years from the date of settlement on the Property.

               13.3.2. SETTLEMENT ON PARCEL 3 B MORE THAT TEN YEARS AFTER DATE OF SETTLEMENT ON THE PROPERTY. If settlement on Parcel 3 B occurs more than ten (10) years after the date of settlement on the Property, the adjusted purchase price shall be the higher of the two figures obtained by adjusting the purchase price as hereinafter set forth in subsections (i) and
(ii) hereof, respectively.

                         (i)  The purchase price shall continue to be
increased by four percent (4%) per annum, compounded annually, beginning on the date which is eighteen (18) months from the date of settlement on the Property as set forth in Section 13.3.1. hereof and on each anniversary of that date occurring prior to settlement on Parcel 3 B.

                         (ii) The purchase price shall be adjusted to the
fair market value of Parcel 3 B, determined as set forth in Section 13.3.3. hereof, on the date that Buyer exercises its right to purchase Parcel 3 B.

          13.3.3. DETERMINATION OF FAIR MARKET VALUE. Buyer and Seller shall attempt to agree on the fair market value of Parcel 3 B within ten (10) days after Buyer exercises its right to purchase Parcel 3 B. If Seller and Buyer are unable to agree on the fair market value of Parcel 3 B within such ten (10) day period, each shall nominate one person, who shall have a current proficiency in land value appraisals in Baltimore County, Maryland and shall be a member of the American Institute of Real Estate Appraisers having an M.A.I. designation and having an office in the Baltimore Metropolitan area, to appraise and determine the Fair Market Value of Parcel 3 B. The nomination must be in writing and must be given by each party to the other within thirty (30) days from the date that Buyer exercised its right to purchase Parcel 3 B. If the two persons nominated and appointed as

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appraisers by the parties shall differ in judgment by more than 10% as to the
Fair Market Value shown on the higher appraisal, then they shall appoint an appraiser having an M.A.I. designation and having a current proficiency in land value appraisals in Baltimore County, Maryland to be the third appraiser, if they can agree upon such person. However, if they cannot agree, then the Chief Judge of the Circuit Court for Baltimore County shall appoint an appraiser having an M.A.I. designation and having a current proficiency in land value appraisals in Baltimore County, Maryland as the third appraiser, but if such Chief Judge shall fail or refuse to act, then either party may apply to any court having jurisdiction for the appointment of such third appraiser. If the two appraisers so chosen shall agree in writing upon the fair market value, then such value shall be binding upon Seller and Buyer; if the fair market value established by the two appraisers differs by 10% or less of the value shown on the higher appraisal, then the average of the two appraisals shall be binding on Seller and Buyer; but if the fair market value established by the two appraisers, which shall be submitted within thirty (30) days after the second of the two appraisers shall have been nominated, differs by more than 10% of the value shown on the higher appraisal, then the selection of the third appraiser shall be made as above provided within ten (10) days thereafter. The decision of the third appraiser so selected as to the fair market value shall be rendered in writing to the parties within thirty (30) days after the selection of such third appraiser. In the event the third appraiser is used, the Fair Market Value of Parcel 3 B shall be determined as follows: (i) if the fair market value established by the third appraiser is lower than both of the fair market values established by the two appraisals, then the lower of the fair market values established by the two appraisals shall be conclusive and binding upon Seller and Buyer, (ii) if the fair market value established by the third appraiser is equal to or between the fair market values established by the two appraisals, then the fair market value established by the third appraiser shall be conclusive and binding upon Seller and Buyer, or (iii) if the fair market value established by the third appraiser is higher than both of the fair market values established by the two appraisals, then the higher of the fair market values established by the two appraisals shall be conclusive and binding upon Seller and Buyer. Each party shall bear the expense of its own appraiser, but the fees and expenses of the third appraiser shall be shared equally.

          13.4. SETTLEMENT. Settlement on Parcel 3 B will be held on, or by mutual consent before, the date specified as the latest date on which settlement under the Prochazka Option must be held in the notice from Seller given pursuant to Section 13.1.

          13.5. MANNER OF CONVEYANCE. At the election of Seller, Parcel 3 B shall be conveyed to Buyer pursuant to the provisions of either sub-section A or sub-section B hereof. Seller shall give Buyer notice in writing of which provisions it elects not less than thirty (30) days prior to settlement.




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               A.   SELLER ACQUIRES PROCHAZKA PROPERTY.

                    (i) Seller shall acquire the Prochazka Property pursuant to the provisions of the Prochazka Option.

                    (ii) Upon payment of the purchase price by Buyer, Seller shall convey Parcel 3 B to Buyer.

               B.   SELLER PARTIALLY ASSIGNS PROCHAZKA OPTION.

                    (i) Seller shall assign the Prochazka Option as it relates to the Prochazka Portion to Buyer. In consideration for such assignment, Buyer shall pay Seller an amount equal to the part of the purchase price allocable to the Prochazka Portion on an acreage basis less the purchase price payable by Buyer to acquire the Prochazka Portion and such part of the recordation, transfer and agricultural transfer taxes as are attributable to such purchase price. At settlement under the Prochazka Option, Seller shall reimburse Buyer for any agricultural transfer taxes paid by Buyer.

                    (ii) Seller and Buyer shall acquire their respective portions of the Prochazka Property pursuant to the provisions of the Prochazka Option.

                    (iii) Upon payment of the balance of the purchase price by Buyer, Seller shall convey the balance of Parcel 3 B to Buyer.

          13.6. CONDITION OF TITLE. Acceptable fee simple title to Parcel 3 B shall be conveyed to Buyer at settlement subject to no liens, encumbrances or restrictions except those shown on the title report submitted by Buyer to Seller upon exercise of its right to purchase Parcel 3 B (and such other liens, encumbrances and restrictions as are consented to by Buyer).

          13.7. AGREEMENT IMPOSING RESTRICTIONS. Seller and Buyer shall execute an agreement imposing certain covenants and restrictions on Parcel 3 B, in the form attached hereto as EXHIBIT E, which agreement shall be recorded among the Land Records of Baltimore County immediately after the deed conveying title to Parcel 3 B to Buyer and before any mortgage or other lien is placed on Parcel 3 B.

          13.8. RECORDATION AND TRANSFER TAXES. Any County or State recordation or transfer taxes, including agricultural transfer taxes, based on the consideration paid to the Prochazkas pursuant to the Prochazka Option, shall be paid by Seller either directly or as a credit against the purchase price as set forth in Section 13.4.B. All other State and County recordation and transfer taxes except agricultural transfer taxes shall be borne one-half by Seller and one-half by Buyer. Any agricultural transfer taxes shall be paid by Seller.

          13.9. PRORATIONS. Prorations shall be as set forth in Section 6.2. hereof.

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          13.10. DEFAULT BY PROCHAZKAS.

               13.10.1. In the event that the Prochazkas default in their obligation to convey the Prochazka Property pursuant to the terms of the Prochazka Option, Seller shall in no event have any liability to Buyer for its failure to cause the conveyance of Parcel 3 B to Buyer by reason of the Prochazkas' default.

               13.10.2. In the case of such default, unless Buyer notifies Seller within thirty (30) days of the date provided for settlement under the Prochazka Option that it wishes Seller to file a suit for specific performance against the Prochazkas, at Buyer's expense, and is willing to postpone settlement until the conclusion of the suit, neither party shall have any further rights under this Section 13. If Buyer does so notify Seller, Seller shall with reasonable promptness file a suit for specific performance against the Prochazkas and shall diligently prosecute same at Buyer's expense. If the suit results in a decree refusing specific performance, Seller shall not be obligated to appeal, and neither party shall have any further rights under this Section 13 unless Buyer directs Seller to prosecute an appeal of the adverse decision at Buyer's expense, and further agrees to defer settlement until after a favorable decision on appeal. Settlement shall be held, if at all, within five (5) days after all appeal rights have expired after entry of a decree for specific performance of the Prochazka Option by a court of competent jurisdiction and performance of the decree by the Prochazkas.

     14.  GENERAL PROVISIONS.

          14.1. POSSESSION. Possession of the Property, free and clear of all tenancies and rights of occupancy in third parties, shall be delivered to, and all risk of loss and damage to the Property from whatever source shall pass to Buyer at settlement. Prior to settlement, all such risk of loss and damage, except as otherwise agreed herein, shall be the sole responsibility of Seller.

          14.2. NOTICES. All notices or other communications made pursuant hereto shall be in writing and shall be deemed properly delivered, given or served when (i) personally delivered against receipted copy; (ii) mailed by certified or registered mail, return receipt requested, postage prepaid, or
(iii) sent by Federal Express or a comparable overnight courier service to the parties at the following addresses:

          Seller:             McDonogh School, Incorporated
                              10075 Red Run Boulevard
                              Suite 505
                              Owings Mills, Maryland  21117-6128
                              Attention:  Mr. D. Terrence MacHamer
          with a copy to:     William L. Balfour, Esq.
                              Ober, Kaler, Grimes & Shriver
                              A Professional Corporation
                              120 E. Baltimore Street
                              Baltimore, Maryland  21202

          Buyer:              T. Rowe Price Associates, Inc.
                              100 E. Pratt Street
                              9th Floor
                              Baltimore, Maryland  21202
                              Attention: Andrew C. Goresh

          with a copy to:     Donald P. McPherson, III, Esquire
                              Piper & Marbury
                              36 South Charles Street
                              Baltimore, Maryland  21201-3019

All notices so mailed shall be effective when received. A signed return receipt shall be sufficient evidence of receipt. Either party may change its address for the purposes of this Section by giving five (5) days prior written notice of such change to the other party in the manner provided in this Section.

          14.3. BROKER'S COMMISSION. Each of the parties hereto warrants and represents to the other that no broker or agent has been instrumental in procuring this Contract. Seller and Buyer agree to indemnify and hold each other harmless from any and all claims for any brokerage fees or commissions asserted by brokers claiming by, through or under the indemnifying party.

          14.4. SUCCESSORS. Subject to Section 14.9 below, this Contract shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

          14.5. ENTIRE AGREEMENT. This Contract contains the entire agreement of the parties hereto with respect to the matters covered hereby, and supersedes all prior arrangements and understandings between the parties; and no other agreement, statement or promise made by either party hereto which is not contained herein shall be binding or valid.

          14.6. AMENDMENTS. This Contract may only be amended by written document signed by each of the parties hereto.

          14.7. WARRANTIES. No person acting on behalf of Seller is authorized to make, and by execution hereof Buyer acknowledges that no such person has made, any representation, warranty, guaranty or promise except as set forth herein; and no agreement, statement, representation or promise made by any such person which is not contained herein shall be valid or binding on Seller. The only representations or warranties outstanding with respect to the subject matter of this transaction, either express or implied by law, are set forth herein, and Buyer expressly waives the right to any warranty implied by law. Buyer acknowledges that an authorized agent of Buyer has independently and personally inspected the Property and that Buyer has entered into this Contract based upon such personal examination and inspection of the Property, and except for the specific express warranties of Seller contained in this Agreement, Buyer acknowledges that the Property is purchased in "AS IS" condition.

          14.8. FURTHER DOCUMENTS. Each party will, whenever and as often as it shall be requested by the other party, execute, acknowledge and deliver, or cause to be executed, acknowledges and delivered, such further instruments and documents, including closing instructions, as may be necessary in order to complete the sale, conveyance and transfer herein provided and to do any and all other acts and to execute, acknowledge and deliver any and all documents as may be requested in order to carry out the intent and purpose of this Agreement.

          14.9. ASSIGNMENT. This Contract may be assigned by Buyer to T. Rowe Price Associates, Inc. or any entity of which T. Rowe Price Associates, Inc. owns, directly or indirectly, in excess of fifty percent (50%) of the voting control of such entity, without the consent of Seller. Except as set forth above, this Contract may not be assigned by Buyer without the prior written consent of Seller, which consent may be withheld by Seller in its sole and absolute discretion. The transfer of voting control of Buyer or any permitted assignee other than T. Rowe Price Associates, Inc. shall constitute an assignment within the meaning of this Section 14.9.


          14.10. SEVERABILITY. Should any part, term or provision of this Contract or any document required herein to be executed or delivered at the closing be declared invalid, void or unenforceable, all remaining parts, terms and provisions hereof shall remain in full force an effect and shall in no way be invalidated, impaired or affected thereby.

          14.11. EXHIBITS. All exhibits attached to this Contract are incorporated herein as though set forth herein in full.

          14.12. APPLICABLE LAW. This Contract shall be construed and interpreted under, and governed and enforced according to, the laws of the State of Maryland.

          14.13. REMEDIES NOT EXCLUSIVE AND WAIVERS. Unless specifically set forth therein, no remedy conferred by any of the specific provisions in this Contract is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

          14.14. COUNTERPARTS. This Contract may be executed by the parties on the same copy or copies or in counterparts, each of which shall be deemed an original, but all of which together containing the signatures of all parties shall constitute one and the same agreement.

          14.15. INDEPENDENT INVESTIGATION AND INSPECTION. Buyer acknowledges that authorized agents of Buyer have independently inspected the Property, and Buyer has made and entered into this Contract based upon such inspection and its own authorized examination of the condition of the Property.

          14.16. INTERPRETATIONS AND DEFINITIONS.

               14.16.1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meaning respectively hereafter set forth: (i) "closing" or "settlement" shall mean the consummation of the purchase and sale transaction evidenced by the delivery by Seller of the deed to the subject Property described above and the payment by Buyer of the full purchase price therefor, and (ii) "date of this Contract" shall mean the date set forth in the preamble paragraph of the first page hereof, which date shall be the date upon which Seller executes this Contract and shall be inserted by Seller upon Seller's execution of this Contract.

               14.16.2. CONSTRUCTION. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any amendments or exhibits thereto.

               14.16.3. RECITALS AND CAPTIONS. The recitals and captions of the Section and subsections of this Contract are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction or meaning of the provisions of this Contract.

               14.16.4. DATES. All references herein to the expiration of a certain number of days refer to calendar days, rather than business days. Therefore, if the expiration of a certain number of calendar days occurs on a Saturday, Sunday or banking holiday, such calendar days shall be deemed to occur on the next, succeeding calendar day, which is not a Saturday, Sunday or banking holiday.

     15. PROPER AUTHORITY. Each party agrees that at the request of the other party it will provide such other party with evidence of proper authority to enter into and consummate this Contract and with evidence that the person or persons signing on behalf of such party are so authorized.

     16. TIME OF ESSENCE. Time is and shall be of the essence of this Contract.

     17. ATTORNEYS' FEES. In the event either party hereto prevails against the other in a legal action concerning any part of this Contract, such successful party shall be entitled to its reasonable attorneys' fees and costs connected with such action in addition to all other recovery or relief.

     18. NO RECORDATION. Buyer undertakes and agrees not to record this Contract, or any memorandum hereof, without Seller's prior written consent.

     IN WITNESS WHEREOF, the parties hereto have executed this Contract, or caused it to be executed by their duly authorized representatives, the day and year set forth below their respective signatures.

                              McDONOGH SCHOOL, INCORPORATED
                              By: /s/ Christine Alexander
                                  Title:  President
                                  Date:   9/29/95
                                   Seller

                              TRP SUBURBAN SECOND, INC.
                              By: /s/ Andrew C. Goresh
                                  Title:  Vice President
                                  Date:   9/27/95
                                   Buyer